UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were voted upon by our stockholders at our 2013 Annual Meeting of Stockholders held on July 16, 2013. The total number of shares outstanding as of the May 20, 2013 record date was 27,759,208.

1.	The following persons were elected as members of our Board of Directors to serve for a term ending upon the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Arthur W. Zafiropoulo	23,477,971	1,049,334	0	2,220,999
Michael Child	24,005,250	522,055	0	2,220,999
Joel F. Gemunder	23,319,628	1,207,677	0	2,220,999
Nicholas Konidaris	23,630,674	896,631	0	2,220,999
Dennis R. Raney	24,317,032	210,273	0	2,220,999
Henri Richard	23,895,835	631,470	0	2,220,999
Rick Timmins	23,341,159	1,186,146	0	2,220,999

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the vote of 25,935,930 shares for; 810,695 shares against; 1,679 shares abstained; and no broker non-votes.

3.	A proposal to approve an advisory resolution to approve executive compensation was approved by the vote of 23,628,101 shares for; 808,220 shares against; 90,984 shares abstained; and 2,220,999 broker non-votes.

The proposals above are described in detail in our definitive proxy statement filed with the SEC on June 3, 2013 for the 2013 Annual Meeting of Stockholders held on July 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 18, 2013

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

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